MUNIYIELD FLORIDA FUND

FILE # 811-6502

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/15/2005	Mass School Building Authority 5% 8/15/30	2,500,000,000	3,730,000

UBS Financial Services

Citigroup Global Markets

Lehman Brother, J.P. Morgan Securities Inc. Merrill Lynch & Co.

Advest Inc.

A.G. Edwards & Sons,

Cabrera Capital Markets Corby Capital Markets Finacorp Securities

First Albany Capital

Jackson Securities.

Melvin Securities

Moors & Cabot

M.R. Beal & Company

National Financial Markets Group

Oppenheimer & Co

Ramirez & Co., Inc.

Raymond James & Assoc.,

RBC Dain Rauscher

Siebert Brandford Shank.

Southwest Securities.

Sovereign Securities

9/22/2005	Puerto Rico Highway 5% 7/1/40	1,499,910,000	1,900,000	Citigroup Global Lehman Brothers UBS Financial Banc of America Goldman Sachs JP Morgan Merrill Lynch & Co Morgan Stanley Raymond James & Assoc. Ramirez & Co.
10/20/2005	Miami Dade Airport Florida 5.00% 10/1/38	600,000,000	1,300,000

Banc of America

Estrada Hinojosa

Morgan Keegan

Morgan Stanley

MR Beal

Guzman & Co

Jackson Securities

Lehman Brothers

Loop Capital Markets

Merrill Lynch & Co

Ramirez & Co

RBC Dain Rauscher

Siebert Brandford Shank

Stifel, Nicolaus & Co.